SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20th, 2007

Date of Earliest Event Reported: November 20, 2007

ODYSSEY OIL & GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

_________________________
(Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
5005 Riverway, Suite 440
Houston, TX 77056
Address of Principal Executive Offices
Registrants Telephone Number (including area code): (713) 623-2219

ODYSSEY OIL & GAS, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 20, 2007, Odyssey Oil & Gas, Inc. entered into a definitive agreement to acquire 100% of the outstanding stock in Uranium Acquisition Corp, Inc. whose sole asset is a 49% ownership in MCA Uranium One (PTY) Ltd, a South African registered company, which owns a Uranium exploration prospect in the Bela Bela region of South Africa. The Registrant will issue 5,000,000 of the Registrants common stock immediately. Further stock will be issued on the completion of certain benchmarks over the next two years.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS. As a result of the acquisition, as described in Item 1 above the Registrant has acquired a forty nine percent (49%) interest in MCA Uranium One (PTY) Ltd. Please see Item 1.01 above for additional disclosure regarding the Purchase. As a result of the acquisition as described in Item 1 above the Registrant will issue 5,000,000 shares of the Registrants common stock immediately.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

10.1	Stock Purchase Agreement by and between Odyssey Oil & Gas, Inc. and Uranium Acquisition Corp, Inc dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Gas, Inc.

Dated November 20, 2007	By: /s/ Arthur Johnson Arthur Johnson Principal Executive Officer, President and Director